Exhibit 32

SECTION 906 CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that (i) the foregoing Quarterly Report on Form 10-Q filed by Fidelity BancShares (N.C.), Inc. (the “Company”) for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ BILLY T. WOODARD

Date:	November 13, 2003
Billy T. Woodard Chief Executive Officer

By:	/s/ MARY W. WILLIS

Date:	November 13, 2003
Mary W. Willis Chief Financial Officer and Treasurer